EXHIBIT 99.1
SACHEM CAPITAL CORP. ANNOUNCES COMMON AND PREFERRED DIVIDENDS
BRANFORD, CT, June 4, 2026 (GLOBE NEWSWIRE) -- Sachem Capital Corp. (NYSE American: SACH) (the “Company”), a real estate lender specializing in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property, announced today that its Board of Directors (the “Board”) declared a quarterly dividend of $0.01 per common share to be paid on June 30, 2026 to shareholders of record as of the close of trading on the NYSE American on June 15, 2026.
Additionally, the Board declared a quarterly dividend of $0.484375 per share to holders of the Company’s 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share, payable on June 30, 2026 to shareholders of record as of the close of trading on the NYSE American on June 15, 2026. This dividend represents the full amount of the dividend accruing from March 30, 2026 through and including June 29, 2026.

About Sachem Capital Corp.
Sachem is a mortgage REIT that specializes in originating, underwriting, funding, servicing, and managing a portfolio of loans secured by first mortgages on real property. It offers short-term (i.e., one to three years), secured, nonbanking loans to real estate investors to fund their acquisition, renovation, development, rehabilitation, or improvement of properties. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Loans are secured by mortgage liens on real estate and often are personally guaranteed by the principal(s) of the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities.
Forward Looking Statements
This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding the Company’s future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward-looking statements. These forward-looking statements are based primarily on management’s current expectations and projections about future events and trends that management believes may affect the company’s financial condition,

EXHIBIT 99.1
results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in the Annual Report on Form 10-K for 2025 filed with the U.S. Securities and Exchange Commission on March 13, 2026, as supplemented by our subsequently filed Quarterly Reports on Form 10-Q. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, level of activity, performance, or achievements. In addition, neither the Company nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The Company disclaims any duty to update any of these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by the Company in the context of these risks and uncertainties.
Investors & Media Contact:
Sachem Capital
Investor Relations
Email: investors@sachemcapitalcorp.com